Exhibit 99.1
ADVENTRX PHARMACEUTICALS ANNOUNCES FINANCING
SAN DIEGO — August 5, 2009 — ADVENTRX Pharmaceuticals, Inc. (NYSE Amex: ANX) announced today that it has obtained a commitment to purchase shares of convertible preferred stock pursuant to a registered direct offering to a single institutional investor, representing gross proceeds of approximately $0.9 million. Twelve and one-half percent, or $115,250, of the gross proceeds will be placed in an escrow account, which amounts will be released to make the dividend and other payments described below.
The preferred stock is convertible into shares of ADVENTRX’s common stock at the option of the investor at a price of $0.13 per share and will accrue a 5% cumulative dividend until February 10, 2012. If the convertible preferred stock is converted at any time prior to February 10, 2012, ADVENTRX will pay the holder an amount equal to the total dividend that would accrue on the convertible preferred stock from the conversion date through February 10, 2012, or $125 per $1,000 principal amount of notes converted less any dividend payments made with respect to the converted convertible preferred stock.
The closing of the offering is expected to take place on or before August 10, 2009, subject to the satisfaction of customary closing conditions. ADVENTRX plans to use the net proceeds from the offering to fund activities necessary to advance ANX-530 (vinorelbine emulsion) toward commercialization in the U.S. and to continue development of ANX-514 (docetaxel emulsion), and for general corporate purposes.
The shares are being offered by ADVENTRX pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). A prospectus supplement relating to the offering will be filed with the SEC. Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (NasdaqGM: RODM), acted as the exclusive placement agent for the transaction.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities may only be offered by means of a prospectus. Copies of the prospectus supplement and accompanying base prospectus can be obtained directly from the ADVENTRX at 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121 or from the SEC’s website at www.sec.gov.
About ADVENTRX Pharmaceuticals
ADVENTRX Pharmaceuticals is a biopharmaceutical company whose product candidates are designed to improve the safety of existing cancer treatments. More information can be found on the Company’s web site at www.adventrx.com.
Forward Looking Statement
ADVENTRX cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks and assumptions that, if they materialize or do not prove to be accurate, could cause ADVENTRX’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that ADVENTRX’s common stock will be delisted by the NYSE Amex, including as a result of failing to comply with applicable stockholder approval requirements or failing to maintain sufficient stockholders’ equity or a sufficient stock price; the risk that the provisions of Delaware General Corporation Law will prohibit ADVENTRX from making the dividend and other payments due its 5% Series C convertible preferred stock (or to the holders thereof), which may be a breach of its certificate of incorporation or other contractual obligations and expose ADVENTRX to corresponding liability; the risk that ADVENTRX will be unable to raise sufficient additional capital on a timely basis to submit an NDA for ANX-530, to fund operations or pre-launch activities during the FDA review period if an NDA is submitted or launch activities should an NDA for ANX-530 be approved; the risk that ADVENTRX will be unable to raise sufficient additional capital on a timely basis to continue as a going concern; the risk that ADVENTRX will seek protection under the provisions of the U.S. Bankruptcy Code; the risk that, if ADVENTRX liquidates its assets, the capital available for distribution to stockholders, if any, will be insignificant; difficulties or delays in manufacturing, obtaining regulatory approval for and marketing ANX-530 and ANX-514, including validating commercial manufacturing processes and manufacturers, as well as suppliers, and the potential for automatic injunctions regarding FDA approval of ANX-514; the risk that the performance of third parties on whom ADVENTRX relies to conduct its studies or evaluate the data, including clinical investigators, expert data monitoring committees, contract laboratories and contract research organizations, may be substandard, or they may fail to perform as expected; the risk that ADVENTRX’s significantly reduced workforce and leadership by officers who do not have substantial previous experience in executive leadership roles will negatively impact its ability to raise capital or maintain effective disclosure controls and procedures or internal control over financial reporting; the risk that ADVENTRX’s common stock will be delisted by the NYSE Amex, including as a result of failing to maintain sufficient stockholders’ equity or a sufficient stock price; the risk that ADVENTRX will be unable to file timely required reports with the Securities and Exchange Commission; the risk that ADVENTRX will trigger a “maintenance failure” under that certain Rights Agreement, dated July 27, 2005, as amended, and be required to pay liquidated damages, including as a result of losing its eligibility to use Form S-3 if its common stock is delisted from the NYSE Amex or ADVENTRX is not timely in its filings with the Securities and Exchange Commission; and other risks and uncertainties more fully described in ADVENTRX’s press releases and in the prospectus supplement relating to this offering, which will be filed with the Securities and Exchange Commission. ADVENTRX’s public filings with the Securities and Exchange Commission are available at www.sec.gov.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. ADVENTRX does not intend to update any forward-looking statement as set forth in this press release to reflect events or circumstances arising after the date on which it was made.